For Immediate Release

INSPIRE POSTPONES ANNUAL MEETING OF STOCKHOLDERS DUE TO RECENTLY

ANNOUNCED TENDER OFFER

RALEIGH, NC - April 22, 2011 - Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) announced today that its annual meeting of stockholders scheduled for May 6, 2011 will be postponed indefinitely due to the recently announced Agreement and Plan of Merger, dated April 5, 2011, by and among Inspire, Merck & Co., Inc. and Monarch Transaction Corp., a wholly owned subsidiary of Merck.

On April 15, 2011, Merck commenced a tender offer, through Monarch Transaction Corp., for all of the outstanding shares of common stock of Inspire for $5.00 per share in cash, representing a 26 percent premium to the closing price of the common stock on April 4, 2011.

The closing of the tender offer is subject to certain conditions, including the tender of a number of shares that represent at least a majority of the total number of Inspire’s outstanding shares (assuming the exercise of all options and vesting of restricted stock units), the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions. Following the successful completion of the tender offer, any remaining shares of Inspire’s common stock will be acquired in a merger at the same price. As a result, the annual meeting of stockholders scheduled for May 6, 2011 will be postponed indefinitely while the tender offer and merger are pending.

About Inspire

Inspire is a specialty pharmaceutical company focused on developing and commercializing ophthalmic products. Inspire’s specialty eye care sales force generates revenue from the promotion of AZASITE® (azithromycin ophthalmic solution) 1% for bacterial conjunctivitis. Inspire receives royalties based on net sales of RESTASIS® (cyclosporine ophthalmic emulsion) 0.05% and DIQUAS™ Ophthalmic Solution 3% (diquafosol tetrasodium) in Japan. For more information, visit www.inspirepharm.com.

Important Information about the Tender Offer

The description contained in this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. Any offers to purchase or solicitation of offers to sell will be made only pursuant to a tender offer statement and a solicitation and recommendation statement filed with the Securities and Exchange Commission (“SEC”). The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement contain important information that should be read carefully before making any decision to tender securities in the tender offer. Those materials have been made available to Inspire’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) are made available at no charge on the SEC’s website at www.sec.gov.

Forward Looking Statements

Information included in this press release may contain “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the expected completion of the tender offer or merger; any statements regarding Inspire’s 2011 annual meeting of stockholders; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Inspire stockholders will tender their stock in the tender offer; the risk that competing offers will be made; the possibility that various closing conditions for the tender offer or merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the tender offer or merger; the effects of disruption from the tender offer or merger, making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Inspire’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by Inspire. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

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Investor Contact:

Inspire Pharmaceuticals, Inc.

Jenny Kobin

VP, Investor Relations and Corporate Communications

(919) 287-1219

Inspire Pharmaceuticals, Inc.

Media Contact:

Cara Amoroso

Associate Director, Corporate Communications

(919) 287-1266